Exhibit 10.8
PACIRA BIOSCIENCES, INC.

Nonstatutory Stock Option Agreement

Granted Under Amended and Restated 2014 Inducement Plan

1.Grant of Option.

This agreement evidences the grant by Pacira BioSciences, Inc., a Delaware corporation (the “Company”), on [GRANT DATE] (the “Grant Date”) to [PARTICIPANT NAME], (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s Amended and Restated 2014 Inducement Plan (the “Plan”), a total of [NUMBER OF AWARDS GRANTED] shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”) at $[GRANT PRICE] per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Pacific time, on [EXPIRATION DATE] (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.Vesting Schedule.

The option shares vest as follows: 25% of the option shares vest upon the one-year anniversary of the Grant Date and 6.25% of the option shares vest every three-months thereafter.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.Exercise of Option.

a.Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for the lesser of (i) fifty (50) whole shares or (ii) the amount of unexercised option shares remaining under this option.

b.Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

c.Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

d.Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of three years following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

e.Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other relationship. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment or other relationship by the Company for Cause, and the effective date of such employment or other termination is subsequent to the date of the delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other relationship (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination of employment or other relationship). If the Participant is party to an employment, consulting or severance agreement with the Company that contains a definition of “cause” for termination of employment or other relationship, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s employment or other relationship shall be considered to have been terminated for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

4.Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.Transfer Restrictions.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant; provided, however, that the Participant may transfer this option gratuitously to or for the benefit of any immediate family member of the Participant, family trust or other entity established for the benefit of the Participant and/or an immediate family member of the Participant if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Shares to such proposed transferee; provided further, that the Company will not be required to recognize any such permitted transfer until such time as such permitted transferee, as a condition to such transfer, delivers to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee will be bound by all the terms and conditions of this option.

6.Provisions of the Plan; Entire Agreement.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option. As of the Grant Date, this agreement and the Plan set forth the entire understanding between Participant and the Company regarding the option and supersede all prior oral and written agreements on the subject, with the exception of the Executive Employment Agreement between Participant and Pacira Pharmaceuticals, Inc., dated as of December 20, 2023.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

PACIRA BIOSCIENCES, INC.

By: _______________________
Name: _____________________
Title: ______________________

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s Amended and Restated 2014 Inducement Plan.

PARTICIPANT

By: _______________________
Name: _____________________